EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-111966, 333-81876, 333-103241 and 333-32225) of Digital Video Systems, Inc. and the incorporation by reference in the Registration Statements on Form S-8 (file Nos. 333-65598, 333-103243, and 333-39211) of Digital Video Systems, Inc. of our report dated March 29, 2004 relating to the December 31, 2003 and 2002 financial statements and financial statement schedules included in this Amendment No. 1 to Annual Report on Form 10-K/A, as amended.

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California

May 2, 2005

FY2